Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-1 (No. 333-147023 and No. 333-141002), Form F-3 (No. 333-130688), and Form S-8 (No. 333-137655) of Storm Cat Energy Corporation of our reports dated March 17, 2008 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Storm Cat Energy Corporation for the year ended December 31, 2007.

HEIN & ASSOCIATES LLP

By:	/s/ Hein & Associates LLP
Denver, Colorado
March 14, 2008